UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Barron’s – Canopy Growth Looks South, as Canada Weed Sales Flatten

By Bill Alpert

October 25, 2022

Canadian cannabis producer Canopy Growth is readying its assault on the U.S. market. Tuesday, the Ontario-based pioneer of legal weed sales announced plans to consolidate its holdings in the far-larger U.S. market, in anticipation of an eventual easing of the U.S. federal prohibition.

“This will fast track our entry into the U.S. market,” Canopy chief executive David Klein told Barron’s. Five states will vote next month about joining the 20 others that allow recreational cannabis, enlarging a national market that Klein thinks could ultimately reach $50 billion a year.

Shares perked up on the news. Canopy’s Nasdaq-listed stock (ticker: CGC) jumped 26% Tuesday morning, to $2.89. Over-the-counter shares of Acreage Holdings (ACRHF) rose 25%, to $0.82 cents, as Canopy proposed purchasing the New York-based operator in an exchange of stock. Those moves are off a low point, of course, as sustained losses and flat sales have sunk Canopy shares from a 2018 peak above $51. Acreage has been hard-pressed for growth capital, as its stock fell to pennies.

The plan also contributed to a 3.7% rise in the shares of Constellation Brands (STZ), the U.S. beer and wine seller whose 36% stake in the unprofitable Canopy has only brought headaches and billions of dollars in losses.

In a collection of announcements Tuesday, Canopy said it would combine Acreage with two other U.S. operators: Wana, a Colorado-based maker of cannabis gummies; and Jetty, a California-based supplier of cannabis extracts and vapes. The three businesses will be folded into a holding company called Canopy USA. Shareholder votes, regulatory approvals and closings will take several quarters to complete. Although Canopy holds options for 14% of another U.S. operator, TerrAscend (TRSSF),[1] Klein says TerrAscend will remain on its own for now.

Canopy and its Canadian rivals Tilray (TLRY) and Aurora Cannabis (ACB) were able to get listings on big exchanges like Nasdaq and Toronto—and enjoy a period of investor enthusiasm—because they confined their operations to jurisdictions like Canada, where cannabis was wholly legal under national and local law. Better financial results have come from U.S. chains that operate where weed is legal under state law, such as Trulieve Cannabis (TCNNF), Curaleaf Holdings (CURLF), Green Thumb Industries (GTBIF) and Cresco Labs (CRLBF). But the weed’s federal illegality has consigned shares of the U.S. operators to illiquid over-the-counter trading.

To avoid jeopardizing its exchange listings, Canopy invested years ago in Acreage through a structure giving Canopy the option of ownership if the U.S. federal prohibition of cannabis changed. The rearrangements announced Tuesday will maintain that structure. Canopy will have an option to acquire Canopy USA,[2] the holding company where Acreage and the other U.S. businesses are combining. CEO Klein says it has discussed the arrangement with Nasdaq and Toronto, which both list Canopy stock.

[1]

Correction: Canopy USA, LLC controls a conditional ownership position, assuming conversion of its exchangeable shares and the exercise of its option but excluding the exercise of its warrants, of approximately 13.7% in TerrAscend Corp.

[2]

Clarification: Canopy Growth Corporation holds non-voting and non-participating shares (the “Non-Voting Shares”) in the capital of Canopy USA, LLC (“Canopy USA”). The Non-Voting Shares do not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy USA but are convertible into common shares of Canopy USA. Canopy USA retains a call right to repurchase all common shares that have been issued to third-parties.

Canopy’s economic control of its consolidated U.S. operators will allow it to consolidate their financial results with the Canadian parent’s. That will make an immediate difference. Canadian weed companies get the most attention from investors, but that country’s market for sales is as small as its population. Canopy’s sales fell 19% in its last-reported quarter ended June, to $110 million. It had a negative gross margin and a $2 billion loss after restructuring charges. In September, Canopy sold off its Canadian retail stores, to focus on product production. Tilray and Aurora have reported similarly sour Canadian results.

In a presentation Tuesday, Canopy projected that U.S. revenue will become nearly half of its total, after the consolidations. Acreage lags behind far behind U.S. leaders like Trulieve and Curaleaf, but while Canopy sales have been sliding, Acreage’s June quarter sales grew 39%, to $61 million. Canopy’s presentation said the U.S. consolidations will result in debt reduction, interest savings, and reduced cash burn.

Canopy’s U.S. plans put it well ahead of other Canadian producers, in targeting the U.S. opportunity. It faces a tall challenge, however, to compete against established, profitable and well-financed U.S. incumbents like Trulieve, Curaleaf and Green Thumb.

Klein is upbeat. He sees movement in Washington toward federal permissibility of the weed. “The U.S. is the most attractive cannabis market in the world,” he says. “I’m pretty convinced an inflection point will come.”

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Notice Regarding Forward-Looking Information

The above news article contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Canopy Growth Corporation (“Canopy” or the “Company”) or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news article. Examples of such statements and uncertainties include statements regarding the expected size of the U.S. cannabis market; the timing of states’ votes regarding allowing recreational cannabis; the amount of Canopy’s revenues that are projected to come from the U.S.; statements with respect to the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis industry, capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy, including the ability to generate revenues and cost synergies; statements with respect to the timing and outcome of Canopy’s proposed acquisition of 100% of Acreage and the expected benefits therefrom; the anticipated timing of the Acreage shareholder vote; the issuance of additional Canopy Shares to satisfy any deferred and/or option exercise payments to the shareholders of Wana and Jetty and the Non-Voting Shares issuable to Canopy from Canopy USA, LLC (“Canopy USA”) in consideration thereof; expectations regarding the potential success of, and the costs and benefits associated with the formation of Canopy USA; the anticipated timing and occurrence of the shareholder vote to approve an amendment to Canopy’s Articles of Incorporation to approve the creation of exchangeable shares (the “Amendment Proposal”).

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the stock exchanges on which we are listed may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible in the event that Canopy USA closes on the acquisition of Wana, Jetty or the Fixed Shares of Acreage; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; expectations regarding future investment, growth and expansion of operations; the time required to prepare and mail meeting materials to Canopy and Acreage shareholders; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement; risks related to the value of the Canopy common shares; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2022 and the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR on October 25, 2022.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements of Canopy in this news article are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements from Canopy included in this news article are made as of the date of this news article and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Participants in the Solicitation

Canopy and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy shareholders with respect to the Amendment Proposal. A description of each of these persons’ interests in the Amendment Proposal is contained in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 25, 2022 (as may be amended, the “Preliminary Proxy Statement”) and will be contained the Company’s definitive proxy statement relating to the Amendment Proposal (the “Definitive Proxy Statement”) when it becomes available. The Preliminary Proxy Statement is (and the Definitive Proxy Statement when it becomes available will be) available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Investors should read the Preliminary Proxy Statement (and the Definitive Proxy Statement when it becomes available) because they will contain important information.

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